Exhibit 99.1

OptimizeRx to Ring Nasdaq Closing Bell on Friday, November 16

ROCHESTER, Mich., (November 7, 2018) — OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, has been invited to ring the Nasdaq Stock Market Closing Bell on Friday, November 16, to commemorate the company’s recent market uplisting.

In honor of the occasion, William Febbo, CEO of OptimizeRx, will ring the closing bell at the Nasdaq Market site in Times Square, where he will be joined by other members of the OptimizeRx team.

“The ringing of the closing bell at Nasdaq marks a major milestone for OptimizeRx and highlights the extraordinary growth and profitability we’ve achieved since the company’s founding,” said OptimizeRx CEO, William Febbo. “Amidst the changing health care landscape, we remain committed to our pharma clients, electronic health record partners and providers, employees and shareholders. We maintain our focus on serving the industry and providing the largest point-of-care network that helps improve medication affordability, adherence and care outcomes.”

The event will be broadcasted on major business networks and a live webcast of the Nasdaq Closing Bell can be accessed at https://new.livestream.com/nasdaq/live.

OptimizeRx recently reported record third quarter of 2018 results, its eighth consecutive quarter of revenue growth and second consecutive quarter of profitability. Net revenue increased 75% to a record $5.4 million, gross margin improved from 58.1 percent to 45.1 percent, and net income of $245,000 or $0.02 per diluted share.

The company’s recent acquisition of CareSpeak Communications complements and diversifies the company revenue streams by enabling direct communication between pharma and patients, while continuing to scale the existing business of improving communication between pharma and providers at the point of care.

OptimizeRx management will be available throughout the day to meet individually with shareholders and investors. To request a meeting, please contact OptimizeRx’s investor relations contact Ronald Both of CMA at (949) 432-7557.

To learn more about OptimizeRx, please visit www.optimizerx.com

About Nasdaq

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today's global capital markets. As the creator of the world's first electronic stock market, its technology powers more than 100 marketplaces in 50 countries, and 1 in 10 of the world's securities transactions. Nasdaq is home to over 4,000 total listings with a market value of approximately $15 trillion. To learn more, visit business.nasdaq.com.

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About OptimizeRx

OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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